Exhibit 6.1

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made and entered into as of December ___, 2020, by and among Balanced Pharma Incorporated, a Delaware corporation (the “Company”), the parties listed on Exhibit A attached hereto (the “Investors”) and the parties listed on Exhibit B attached hereto (the “Key Holders” and collectively, with the Investors, the “Shareholders”).

RECITALS

A.           The Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, shares of the Company’s capital stock.

B.            It is a condition to the closing of the sale of such shares that the parties hereto execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.            INFORMATION RIGHTS.

(a)            Basic Financial Information. Within one hundred twenty (120) days of the Company’s fiscal year end (beginning with fiscal year 2021), the Company will furnish to each Investor annual unaudited financial statements for the most recently completed fiscal year of the Company, including an unaudited balance sheet, statement of operations and statement of cash flows of the Company as of or for such year, as applicable. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

(b)            Inspection.  The Company shall permit each Investor, its attorney or its other representative acting in good faith and with a proper purpose to examine the Company’s books of account and other records and to make copies or extracts therefrom, during the Company’s normal business hours as often as such Investor may reasonably request; provided, however, that such Investor, attorney or representative shall have provided at least five (5) business days advance written notice of the inspection request and shall bear any costs or expenses of such examinations.

(c)            Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights in respect of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of ten percent (10%) or more of a competitor. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to any of the Investor’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Investor’s investment in the Company.

2.            RESTRICTIONS ON TRANSFER. Each Investor and Key Holder hereby agrees not to make any disposition of all or any portion of any Common Stock unless and until:

(a)            there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)            such Investor or Key Holder, as applicable, shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or Key Holder, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 2(a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Common Stock in compliance with Rule 144 or Rule 144A promulgated under the Securities Act, or (ii) for any transfer of any Common Stock by an Investor or Key Holder that is a partnership, limited liability company, a corporation or a venture capital fund to (A) a partner of such partnership, a member of such limited liability company or shareholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, without limitation, any affiliated investment fund of such Investor or Key Holder), (C) a retired partner of such partnership or a retired member of such limited liability company, (D) the estate of any such partner, member or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Investor or Key Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in the case of clauses (ii) and (iii) the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Investor hereunder and in the case of clause (iii) the transfer was without additional consideration or at no greater than cost. For the avoidance of doubt, nothing in this Section 2 shall be deemed to conflict with or supersede the provisions of Section 4 of Article VII of the Company’s Bylaws.

3.            Participation RIGHT.

3.1            General. Each Investor has the right of first refusal to purchase such Investor’s Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined in Section 3.2 below) that the Company may from time to time issue after the date of this Agreement, provided, however, such Investor shall have no right to purchase any such New Securities if such Investor cannot demonstrate to the Company’s reasonable satisfaction that such Investor is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. An Investor’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of Common Stock owned by such Investor, to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the number of shares of Common Stock of the Company reserved for issuance under any stock purchase and stock option plans of the Company and outstanding warrants.

3.2            New Securities. “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include shares of Common Stock or Preferred Stock that are: (a) issued or issuable in connection with a merger, acquisition or other strategic transaction approved by the Board of Directors of the Company (the “Board”); (b) issued in connection with an equipment leasing, debt financing or similar transaction approved by the Board; (c) granted or issued hereafter (including options, warrants or rights therefor) to employees, officers or directors of the Company; or (d) issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act.

3.3            Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Investor a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section 6.2. Each Investor shall have ten (10) days from the date such Notice is effective, as determined pursuant to Section 6.2 based upon the manner or method of notice, to agree in writing to purchase up to such Investor’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor’s Pro Rata Share).

3.4           Failure to Exercise. In the event that the Investors fail to exercise in full the right of first refusal within such ten (10) day period, then the Company shall have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Investors’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Investors. In the event that the Company has not issued and sold the New Securities within such one hundred twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Investors pursuant to this Section 3.

4.            DRAG-ALONG RIGHTS.

4.1           General. If at any time the holders of at least a majority of the Common Stock (the “Dragging Holders”) decide to sell all or a portion of their shares of Common Stock to one or more third parties in a single transaction or series of related transactions and obtain Board approval therefor (a “Sale Transaction”), the Dragging Holders shall have the right (the “Drag-Along Right”), but not the obligation, to require all other holders of Common Stock (the “Compelled Holders”) to sell up to the same proportion of their shares of Common Stock to the transferee in such Sale Transaction on the same terms and conditions as the Dragging Holders.

4.2           Notice. The Drag-Along Right shall be exercised by written notice (the “Drag-Along Notice”) from the Dragging Holders delivered to all Compelled Holders at least twenty (20) days prior to the consummation of the proposed Sale Transaction.  The Drag-Along Notice shall specify the identity of the transferee, the nature of the Sale Transaction, the terms and conditions of transfer and the proposed consummation date of the Drag-Along Transaction. If the Drag-Along Notice shall be given, each Compelled Holder shall execute and deliver such instruments of conveyance and transfer and take such other action, including voting and/or executing consents as necessary or appropriate to effect the Sale Transaction, and shall execute any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents, as the Dragging Holders or the third party buyer may reasonably require, on the same terms and conditions as the Transfer by the Dragging Holders.  To the extent required to effectuate the provisions of this Section 4.2, each holder of Common Stock hereby grants to the Dragging Holders an irrevocable power of attorney to execute and deliver, on behalf of such holder, any and all agreements or documents that may be necessary to complete any Sale Transaction which is approved by the Dragging Holders.

5.            TAG-ALONG RIGHTS. If one or more Shareholders propose to sell such number of shares as to constitute at least fifty one percent (51%) of the shares then outstanding to one or more third parties and has not elected to exercise its Drag-Along Right, then such Shareholder(s) (each a “Selling Shareholder”) shall deliver notice of such proposed sale, which shall contain a reasonable description of the proposed sale, including a description of the consideration to be received, to the other Shareholders. Any such other Shareholder may elect to participate in the proposed transaction by delivering written notice to the Company and to the Selling Shareholders within fourteen (14) days following the receipt by such other Shareholders of the notice of such proposed sale. The other Shareholders electing to participate in the proposed sale shall be entitled to sell their shares, on the same terms, conditions, and proportions as the Selling Shareholders. Without limiting the foregoing, any tag-along Shareholder participating in a sale pursuant to this Section 5, shall be required to make substantially the same representations, warranties and covenants, and grant such indemnification and agree to be bound by all the terms and conditions of the Selling Shareholders, as may be required by the purchaser of the shares and which have been made by the Selling Shareholders (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Shareholder, each tag-along Shareholder shall make comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all such representations, warranties, covenants and indemnities shall be made by the Selling Shareholders and the other tag-along Shareholders severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties that do not relate to such other tag-along Shareholder shall be in an amount not to exceed the aggregate proceeds received by such other tag-along Shareholder in connection with any sale consummated pursuant to this Section 5. The Selling Shareholder shall use its commercially reasonable efforts to include in the proposed sale to the proposed transferee all of the shares of stock that the other tag-along Shareholders have requested to have included pursuant to the applicable tag-along notices, it being understood that the proposed transferee shall not be required to purchase shares of stock in excess of the number set forth in the notice of proposed sale. In the event the proposed transferee elects to purchase less than all of the shares of stock sought to be sold by the other tag-along Shareholders, the number of shares to be sold to the proposed transferee by the Selling Shareholder and each other tag-along Shareholder shall be reduced so that each such tag-along Shareholder is entitled to sell its pro rata portion of the number of shares of stock the proposed transferee elects to purchase (which in no event may be less than the number of shares of stock set forth in the notice of proposed sale).

6.            GENERAL PROVISIONS.

6.1            Amendment and Waiver of Rights. Any provision of this Agreement may be amended or modified and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of shares of issued and outstanding capital stock of the Company representing a majority of the voting power of all issued and outstanding shares of capital stock of the Company (and/or any of their permitted successors or assigns); provided that, any amendment that adversely affects the rights of the Investors shall require the written consent of the Investors holding a majority of the voting power of the issued and outstanding capital stock of the Company held by all Investors. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon each Investor, each Key Holder, each permitted successor or assignee of such Investor or Key Holder and the Company.

6.2            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A or Exhibit B hereto, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.2. If notice is given to the Company, it shall be sent to Balanced Pharma Incorporated, 18204 Mainsail Pointe, Cornelius, North Carolina 28031, Attention: President; and a copy (which shall not constitute notice) shall also be sent to Smith, Anderson, Blount, Dorsett, Mitchell, & Jernigan, L.L.P., Wells Fargo Capitol Center, 150 Fayetteville Street, Suite 2300, Raleigh, NC 27601 USA, Attention: Byron B. Kirkland.

6.3            Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

6.4            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.5            Severability The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.6            Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

6.7            Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by an Investor or Key Holder without the prior written consent of the Company. Any attempt by an Investor or Key Holder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing, and except as otherwise provided herein, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

6.8            Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

6.9            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6.10         Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

6.11          Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

6.12         Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.13         Facsimile Signatures. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

6.14         Termination. The rights, duties and obligations under Sections 3, 4 and 5 of this Agreement shall terminate on the earlier of the time immediately prior to the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act (the “IPO”) or the consummation of an acquisition, merger or consolidation of the Company. The rights, duties and obligations contained in Sections 1, 2 and 6 of this Agreement shall terminate immediately prior to the closing of the IPO. Section 1(c) shall survive any such termination of the Agreement.

6.15         Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the jurisdiction of the federal or state courts located in Mecklenburg County, North Carolina for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts located in Mecklenburg County, North Carolina, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof and thereof may not be enforced in or by such court.

6.16         Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s capital stock after the date hereof, any purchaser of such shares of capital stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.”.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement as of the date and year first written above.

Company:

BALANCED PHARMA INCORPORATED

By:
Name:	John Scott Keadle
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement as of the date and year first written above.

INVESTOR:

BRET CHAPMAN

Address:

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement as of the date and year first written above.

key holderS:

John Scott Keadle

John Scott Keadle as proxy for and
on behalf of Ming Keadle

John Scott Keadle as proxy for and
on behalf of David Keadle

EXHIBIT A

List of Investors

Name, Address and E-Mail	Number of Shares of Common Stock Held
Bret Chapman
Address:
E-mail:	101

EXHIBIT B

List of Key Holders

Name, Address and E-Mail	Number of Shares of Common Stock Held
John Scott Keadle	4,841

Ming Keadle	3,961

David Keadle	400
TOTAL	9,202

BALANCED PHARMA INCORPORATED

FIRST AMENDMENT TO

SHAREHOLDERS’ AGREEMENT

THIS FIRST AMENDMENT TO SHAREHOLDERS’ AGREEMENT (this “Amendment”) is made as of September 16, 2021 (the “Effective Date”) by and among Balanced Pharma Incorporated, a Delaware corporation (the “Company”) and the undersigned parties to that certain Shareholders’ Agreement, dated December 16, 2020, by and among the Company and the Shareholders (as defined therein) (the “Original Agreement”), and amends Original Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Agreement.

WHEREAS, Section 6.1 of the Original Agreement provides that any term of the Shareholders’ Agreement may be amended with the written consent of the Company and the holders of shares of capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company, provided that any amendment adversely affecting the rights of the Investors shall require the written consent of the Investors holding a majority of the voting power of the issued and outstanding capital stock of the Company held by all Investors (collectively the “Requisite Parties”);

WHEREAS, the undersigned parties constitute the Requisite Parties; and

WHEREAS, the Company and the undersigned parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Amendment of the Original Agreement. Section 3 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“3.      INTENTIONALLY OMITTED.”

2.            Effect on Original Agreement. Except as specifically provided herein, the Original Agreement shall remain in full force and effect.

3.            Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

4.            Governing Law. This Amendment shall be governed by the internal laws of the State of Delaware, without regard to conflicts of law principles.

5.            Binding Effect. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successor and assigns of the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

BALANCED PHARMA INCORPORATED

By:
John Scott Keadle
President

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INVESTOR:

(Print name of individual or entity, if any)

By: _________________________________________________________
Name: _______________________________________________________
Title: ________________________________________________________
Date: ________________________________________________________

BALANCED PHARMA INCORPORATED

SECOND AMENDMENT TO

SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDMENT TO SHAREHOLDERS’ AGREEMENT (this “Amendment”) is made as of February 24, 2022 (the “Effective Date”) by and among Balanced Pharma Incorporated, a Delaware corporation (the “Company”) and the undersigned parties to that certain Shareholders’ Agreement, dated December 16, 2020, by and among the Company and the Shareholders (as defined therein), as amended by the First Amendment to Shareholders’ Agreement, dated September 16, 2021 (the “Shareholders’ Agreement”), and amends the Shareholders’ Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Shareholders’ Agreement.

WHEREAS, Section 6.1 of the Shareholders’ Agreement provides that any term of the Shareholders’ Agreement may be amended with the written consent of the Company and the holders of shares of capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company, provided that any amendment adversely affecting the rights of the Investors shall require the written consent of the Investors holding a majority of the voting power of the issued and outstanding capital stock of the Company held by all Investors (collectively the “Requisite Parties”);

WHEREAS, the undersigned parties constitute the Requisite Parties; and

WHEREAS, the Company and the undersigned parties desire to amend the Shareholders’ Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment of the Shareholders’ Agreement.

a.            Section 1(a) of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“(a)      Intentionally Omitted.”

b.            Section 1(b) of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“(b)      Intentionally Omitted.”

2.            Effect on Shareholders’ Agreement. Except as specifically provided herein, the Shareholders’ Agreement shall remain in full force and effect.

3.            Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

4.            Governing Law. This Amendment shall be governed by the internal laws of the State of Delaware, without regard to conflicts of law principles.

5.            Binding Effect. The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successor and assigns of the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

BALANCED PHARMA INCORPORATED

By:
John Scott Keadle
President

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

VIA CRISTAL LIMITED PARTNERSHIP

By: _______________________________________________________
Name: _______________________________________________________
Title: _______________________________________________________

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

WORK PLAY MANAGEMENT LLC

By: _______________________________________________________
Name: _______________________________________________________
Title: _______________________________________________________

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

By:
Name:	Bret Chapman

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

By:
Name:	Jack Selig

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

By:
Name:	Tom Atkinson

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

By:
Name:	Robert Todd Townsend

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SHAREHOLDER:

By:
Name:	Dr. Henry Ernst